Exhibit 10.3

LANTHEUS MI HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR

OPTION GRANT AWARD AGREEMENT

i

TABLE OF CONTENTS

(continued)

Page

EXHIBIT A	NOTICE OF EXERCISE

EXHIBIT B	INVESTMENT REPRESENTATIONS AND WARRANTIES

EXHIBIT C	SHARE POWER

EXHIBIT D	JOINDER AGREEMENT

ii

[FORM OF]

LANTHEUS MI HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR OPTION GRANT AWARD AGREEMENT

GRANT TO: [Name of Grantee]

THIS AGREEMENT (this “Agreement”) is made as of [•], 2013 (the “Grant Date”), between Lantheus MI Holdings, Inc., a Delaware corporation (the “Company”), and [Name of Director], who is a director of the Company (the “Grantee”).  Capitalized terms, unless defined in Section 9 or a prior section of this Agreement, shall have the same meanings as in the Lantheus MI Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”).

WHEREAS, in connection with the Grantee’s Service, the Company desires to grant to the Grantee options (“Options”) to purchase a certain number of shares of Common Stock, par value $0.001, of the Company on the date hereof pursuant to the terms and conditions of this Agreement and the Plan.

WHEREAS, the Board has determined that it would be to the advantage, and in the best interest, of the Company and its shareholders to grant the option provided for herein to the Grantee pursuant to the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                         GRANT OF OPTION AWARD

(a)                                 Grant.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of [total number of Options granted to Grantee] Shares (the “Option”), subject to adjustment as set forth in the Plan.  Shares subject to the Option shall vest based on the passage of time (the “Time Award”) in accordance with Section 2 and Section 5.

(b)                                 Plan.  The Option is subject to the terms and conditions of the Plan (as it may be amended from time to time) which are hereby incorporated herein by reference and made a part of this Agreement.

(c)                                  No Rights as Stockholder. It shall be understood that none of the terms contained herein grant to the Grantee any rights as a stockholder, and the Grantee shall not have any such rights unless and until the Grantee receives Incentive Shares in connection with the exercise of the Option in accordance with the terms hereunder.

(d)                                 Exercise Price.  The Exercise Price of the Shares subject to the Option shall be $[Fair Market Value on the Grant Date] per Share.

SECTION 2.                         VESTING

The portion of the Option that has become vested is hereinafter referred to as the “Vested Portion” and the portion of the Option that has not yet become vested is hereinafter referred to as the “Unvested Portion”.  Subject to the terms set forth in the Plan and this Award Agreement, the Time Award shall vest on a monthly basis over a [Number of years]-year period commencing on the first day of each calendar month following the Grant Date (each such date, a “Time Vesting Date”), such that 1/[Number of years multiplied by 12] of the Time Award shall vest on each Time Vesting Date, subject to the Grantee’s continued Service through the applicable Time Vesting Date.  In connection with a Change of Control, subject to the Grantee’s continued Service through the date of the Change of Control, the Unvested Portion of the Time Award shall become immediately fully vested upon the occurrence of such Change of Control.

SECTION 3.                         EXERCISE PROCEDURES

(a)                                 Notice of Exercise.  Subject to Section 5 hereof, the Vested Portion may be exercised by delivering to the Company at its principal office written notice of intent to so exercise in the form attached hereto as Exhibit A (such notice, a “Notice of Exercise”).  Such Notice of Exercise shall be accompanied by payment in full of the aggregate Exercise Price [in cash] for the Shares to be exercised (plus payment of the applicable tax withholding) and, if applicable, an executed Joinder Agreement as required by Section 3(c).  In the event that the Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Committee) of the representative’s right to exercise the Option.  The aggregate Exercise Price for the Shares to be exercised shall be paid in cash or another form of payment to the extent, but only to the extent, permitted by the Board, in its sole discretion, in accordance with Section 6.c. and Section 11 of the Plan[; provided, however, that, notwithstanding anything to the contrary in this Agreement, in connection with an exercise of the Option, all or part of the Exercise Price may be paid by reducing the number of Shares being purchased pursuant to such exercise by the number of such Shares having a Fair Market Value equal to the Exercise Price].  In the event of the Grantee’s death, the Vested Portion shall be exercisable by the executor or administrator of the Grantee’s estate, or the Person or Persons to whom the Grantee’s rights under this Agreement shall pass by will or by the laws of descent and distribution, as the case may be.  Any heir or legatee of the Grantee shall take rights herein granted subject to the terms and conditions of this Agreement and the Plan.

(b)                                 Tax Liability.  The Grantee shall be responsible for all Federal, state and local taxes pursuant to any applicable law or regulation which may be owned as a result of receipt or exercise of the Option hereunder; provided, however, that the Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under this Agreement, or otherwise, or to require the Grantee to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement. The Grantee may elect, subject to the approval of the Board, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed in connection with any such taxable event.

(c)                                  Joinder Agreement.  At the time of the Notice of Exercise, if the Grantee is not then party to the  Shareholders’ Agreement, the Grantee shall be required to execute a Joinder Agreement and become a party to the to the Shareholders’ Agreement prior to or concurrent with such exercise.  If the Grantee fails to execute the Joinder Agreement at or prior to the time of the Notice of Exercise, such exercise shall be ineffective and, without further notice, be deemed null and void.

(d)                                 Issuance of Shares; Shareholders’ Agreement; Restrictions on Shares.  After receiving a properly completed and executed Notice of Exercise and payment for the full amount of the Exercise Price as required by Section 3(a) and, if applicable, an executed Joinder Agreement as required by Section 3(c), the Company shall cause to be issued a certificate or certificates for the Incentive Shares, registered in the name of the Grantee (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship), provided that as a condition to the issuance of Incentive Shares hereunder, the Grantee shall make, as of the time of issuance of such Incentive Shares, representations and warranties in a form satisfactory to the Company and substantially similar to those contained in Exhibit B.  In connection with any exercise of the Option, the Person exercising the Option shall deliver to the Company a duly executed blank share power in the form attached hereto as Exhibit C.  Incentive Shares received upon the exercise of the Option shall be subject to all of the terms and conditions of the Shareholders’ Agreement, including all transfer restrictions and repurchase rights set forth therein.  The certificates for Incentive Shares may include any legend that the Board deems appropriate to reflect any conditions and restrictions applicable to such Incentive Shares.

SECTION 4.                         SECURITIES LAW ISSUES, TRANSFER RESTRICTIONS

(a)                                 Grantee Acknowledgements and Representations.  The Grantee understands and agrees that:  (x) neither the Option nor the Incentive Shares have been registered under the Securities Act, (y) the Option and the Incentive Shares are restricted securities under the Securities Act and (z) neither the Option nor the Incentive Shares may be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available.  The Grantee hereby makes the representations and warranties set forth in Exhibit B hereto.

(b)                                 No Registration Rights.  Except as provided for in the Shareholders’ Agreement, the Company may, but shall not be obligated to, register or qualify the issuance of Incentive Shares to the Grantee, or the resale of any such Incentive Shares by the Grantee under the Securities Act or any other applicable law.

(c)                                  Transfers.  Unless otherwise determined by the Board, in its sole discretion, the Grantee shall not be permitted to transfer or assign the Option except in the event of death and in accordance with Section 13.a. of the Plan.  The Grantee understands that the Shareholders’ Agreement contains significant restrictions on the transfer of the Incentive Shares.  The Grantee acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.

SECTION 5.                         TERM OF GRANT; EXPIRATION OF VESTED PORTION AND UNVESTED PORTION

(a)                                 Term of Grant.  The Option granted pursuant to this Agreement shall expire, terminate and be cancelled 10 years from the Grant Date, unless such Option has expired, terminated and been cancelled earlier as set forth herein.

(b)                                 Expiration of Vested Portion Following Termination.  Upon the Grantee’s Service ceasing (a “Terminated Grantee” and, the date of such termination, the “Termination Date”) for any reason, the following shall apply:

(i)                                     if the Terminated Grantee resigns as a director of the Company, the Terminated Grantee or his or her Permitted Transferees shall have 45 days from the Termination Date to exercise the Vested Portion (otherwise such Vested Portion, as of the end of such 45-day period, shall be cancelled, terminated and forfeited in all respects);

(ii)                                  if the Terminated Grantee is removed as a director by the Company without Cause, the Terminated Grantee or his or her Permitted Transferees shall have 60 days from the Termination Date to exercise the Vested Portion (otherwise such Vested Portion, as of the end of such 60-day period, shall be cancelled, terminated and forfeited in all respects);

(iii)                               if the Terminated Grantee is removed as director of the Company for Cause, the Vested Portion of the Option as of the Termination Date shall be cancelled, terminated and forfeited in all respects as of the Termination Date; and

(iv)                              if the termination of the Terminated Grantee’s Service is due to the Terminated Grantee’s death or Disability, the Terminated Grantee or his or her legal representative or Permitted Transferees shall have one year from the Termination Date to exercise the Vested Portion (otherwise such Vested Portion, as of the end of such one-year period, shall be cancelled, terminated and forfeited in all respects).

(c)                                  Expiration of Unvested Portion Following Termination.  Any Unvested Portion as of the Termination Date shall expire and terminate in all respects as of such date, and shall be forfeited by the Grantee or his or her Permitted Transferees.

SECTION 6.                         PUT RIGHT AND CALL RIGHT UPON TERMINATION OF SERVICE

Notwithstanding the provisions of the Shareholders’ Agreement, the Company shall have the right to exercise its Call Option upon or after the resignation, removal or termination of the Grantee as director of the Company only if the Grantee has undertaken or agreed to undertake an employment, consulting or other similar relationship with an entity that is a competitor, or that in the reasonable judgment of the Company can be deemed to compete with the Company, in which case the Company shall have the Call Option in accordance with the terms of the Shareholders’ Agreement.

SECTION 7.                         ADJUSTMENT OF SHARES

In the event of a Recapitalization or another event set forth in Section 13 of the Plan, the terms of the Option (including, without limitation, the number and kind of Shares subject to this Agreement) shall be adjusted as set forth in the Plan; it being understood, that the foregoing is not in limitation of the terms set forth in Section 2 above.

SECTION 8.                         MISCELLANEOUS PROVISIONS

(a)                                 No Retention Rights.  Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in Service or interfere with or otherwise restrict in any way the rights of the Company or any Subsidiary, which rights are hereby expressly reserved by the Company and each of its Subsidiaries, to terminate the Grantee’s Service at any time and for any reason, with or without Cause.

(b)                                 Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Lantheus MI Holdings, Inc.

331 Treble Cove Road

North Billerica, Massachusetts 01862

Attention:  General Counsel

if to the Grantee, to the address that he or she most recently provided to the Company,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto.  All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.  Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided, that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c)                                  Entire Agreement.  This Agreement, the Plan, the Shareholders’ Agreement, the Grantee’s director agreement, if any, and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(d)                                 Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  Notwithstanding the foregoing, following an Initial Public Offering and to the extent that the Avista Investors hold, in the aggregate, at least 10% of the outstanding Shares, the Company shall not amend, modify or waive the requirements of Section 3(c) hereof without the prior written consent of the Avista Investors.  The failure of the Company in any instance to exercise the Call Option shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Grantee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)                                  Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee except pursuant to a Transfer in accordance with the provisions of this Agreement.

(f)                                   Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)                                  Governing Law; Venue. All issues concerning the relative rights of the Company and any Grantee with respect to each other shall be governed by the laws of the State of Delaware.  All other issues concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state.  Any legal action or proceeding with respect to the Agreement shall be brought exclusively in the courts of the United States for the Southern District of New York.

(h)                                 Waiver of Jury Trial.  The Grantee hereby irrevocably waives all right of trial by jury in any legal action or proceeding (including counterclaims) relating to or arising out of or in connection with this Agreement or any of the transactions or relationships hereby contemplated or otherwise in connection with the enforcement of any rights or obligations hereunder.

(i)                                     Interpretation.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References.  Unless otherwise specified, all references in this Agreement to any “Section” are to the corresponding Section of this Agreement.

Schedules/Exhibits.  Any capitalized terms used in any Schedule or Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(j)                                    Severability.  If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(k)                                 Counterparts.  The parties may execute this Agreement in one or more counterparts, each of which constitutes an original and all of which collectively constitute one and the same instrument.  The signatures of all the parties need not appear on the same counterpart.

(l)                                     Grantee Undertaking.  The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the Option or any Incentive Shares pursuant to the provisions of this Agreement.

(m)                             Option Subject to Plan.  By entering into this Agreement, the Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan. The Option is subject to the terms and conditions of the Plan.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

SECTION 9.                         DEFINITIONS

(a)                                 “Avista Investors” means Avista Capital Partners, LP and Avista Capital Partners (Offshore), LP, ACP-Lantern Co-Invest, LLC or any of their Permitted Transferees.

(b)                                 “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

(c)                                  “Call Option” has the meaning ascribed to such term in the Shareholders’ Agreement.

(d)                                 “Change of Control” has the meaning ascribed to such term in the Shareholders’ Agreement.

(e)                                  “Disability” means, (a) if a Grantee has an effective director agreement with the Company that defines “Disability” or a like term, the meaning set forth in such agreement at the time of the Grantee’s termination of Service; or, in the absence of such an effective service agreement or definition, or (b) the Grantee’s physical or mental illness, injury or infirmity which is reasonably likely to prevent and/or prevents such Grantee from performing its essential job functions for a period of (A) ninety (90) consecutive calendar days or (B) an aggregate of one hundred twenty (120) calendar days out of any consecutive twelve (12) month period.

(f)                                   “Incentive Shares” means any Shares issued pursuant to the exercise of the Option in accordance with the terms of this Agreement.

(g)                                  “Joinder Agreement” means an agreement substantially in the form of Exhibit D attached hereto, pursuant to which the Grantee shall become a party to the Shareholders’ Agreement and subject to all of the rights, restrictions and obligations contained therein.

(h)                                 “Permitted Transferee” means (i) any executor, administrator or testamentary trustee of the Grantee’s estate if the Grantee dies, (ii) any transferee receiving Shares owned by the Grantee by will, intestacy laws or the laws of descent or survivorship, and (iii) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than the Grantee or one or more lineal descendents, siblings or parents of the Grantee or one or more lineal descendents of any siblings of the Grantee.

(i)                                     “Shareholders’ Agreement” shall mean that certain Amended and Restated Shareholders’ Agreement, dated as of February 26, 2008, by and among the Company, Avista Capital Partners, LP, Avista Capital Partners (Offshore), LP, ACP-Lantern Co-Invest, LLC and the Persons listed on Schedule A attached thereto (as the same shall be amended, supplemented or modified from time to time).

(j)                                    “Transfer” means, with respect to any securities (including the Shares and the Option), (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

LANTHEUS MI HOLDINGS, INC.

By:
Name:
Title:

[Name of Grantee]

SIGNATURE PAGE TO OPTION AWARD

EXHIBIT A

NOTICE OF EXERCISE

Lantheus MI Holdings, Inc.

331 Treble Cove Road
North Billerica, Massachusetts 01862
Attention: General Counsel

Date of Exercise:

Ladies & Gentlemen:

1.                                      Exercise of Option. This constitutes notice to Lantheus MI Holdings, Inc. (the “Company”) that pursuant to my Option Grant Award Agreement, dated [•], 201[•] (the “Award Agreement”), I elect to purchase the number of Shares set forth below for the price set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Award Agreement. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the Option exercised by this notice and have full power and authority to exercise the same.

Date of Grant:
Number of Shares as to which Option is exercised (“Optioned Shares”):
Shares to be issued in name of:
Total exercise price:	$
Cash payment [or other method of payment permitted under Section 3(a) of the Award Agreement] delivered herewith:	$
[Method:]

2.                                      Form of Payment. The Option may be exercised [(a)] by delivery of cash or its equivalent (e.g., cashier’s check), [or (b) by reducing the number of Shares being purchased pursuant to such exercise by the number of such Shares having a Fair Market Value equal to the aggregate exercise price for the Optioned Shares being purchased].  Forms of payment other than as described in the immediately preceding sentence are limited by the Plan and are permissible only to the extent approved by the Board, in its sole discretion.

3.                                      Delivery of Payment. With this notice, I hereby deliver to the Company the full exercise price of the Optioned Shares [in cash] and any and all withholding taxes due in connection with the exercise of my Option, subject to satisfaction of any and all withholding taxes in any other manner consistent with the Award Agreement and the Plan, or I have otherwise satisfied such requirements.

4.              Rights as Shareholder. While the Company shall endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and my satisfaction of any other conditions imposed by the Board pursuant to the Plan or as set forth in the Award Agreement, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the Optioned Shares.

5.              Interpretation. Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Board. The resolution of such a dispute by the Committee shall be final and binding on all parties.

Very truly yours,

Signature:

Name:

Social Security Number:

EXHIBIT B

Investment Representations and Warranties

The Grantee hereby represents and warrants to the Company that:

1.                                      The Option and Incentive Shares received by him or her will be held by him or her for investment only for his or her own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities laws.  The Grantee has no current intention of selling, granting participation in or otherwise distributing the Option or Incentive Shares in violation of applicable U.S. federal or state or foreign securities laws.  The Grantee does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity, or to any third person or entity, with respect to any of the Option or Incentive Shares, in each case, in violation of applicable U.S. federal or state or foreign securities laws.

2.                                      The Grantee understands that the issuance of the Option and Incentive Shares has not been registered under the Securities Act or any applicable U.S. state or foreign securities laws, and that the Option and Incentive Shares are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Grantee’s representations as expressed herein.

3.                                      The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her owning the Option and Incentive Shares.  The Grantee is a sophisticated investor, has relied upon independent investigations made by the Grantee and, to the extent believed by the Grantee to be appropriate, the Grantee’s representatives, including the Grantee’s own professional, tax and other advisors, and is making an independent decision to invest in the Option and Incentive Shares.  The Grantee has been furnished with such documents, materials and information that the Grantee deems necessary or appropriate for evaluating an investment in the Company, and the Grantee has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with holding the Option and Incentive Shares.  The Grantee has not relied upon any representations or other information (whether oral or written) from the Company or its shareholders, directors, officers or affiliates, or from any other person or entity, in connection with his or her investment in the Option and Incentive Shares.  The Grantee acknowledges that the Company has not given any assurances with respect to the tax consequences of the ownership and disposition of the Option and Incentive Shares.

4.                                      The Grantee has had, prior to his or her being granted the Option and Incentive Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated by the Agreement and the Grantee’s holding of the Option and Incentive Shares and to obtain additional information necessary to verify the accuracy of any information furnished to him or her or to which he or she had access.  The Grantee confirms that he or she has satisfied himself or herself with respect to any of the foregoing matters.

5.                                      The Grantee acknowledges that he or she has had the opportunity to seek legal advice and all documents, materials and information that he or she has requested or read relating to holding the Option or Incentive Shares and confirms that he or she has satisfied himself or herself with respect to any of the foregoing matters.

6.                                      The Grantee understands that no U.S. federal or state or foreign agency has passed upon the Option or Incentive Shares or upon the Company, or upon the accuracy, validity or completeness of any documentation provided to the Grantee in connection with the transactions contemplated by the Agreement, nor has any such agency made any finding or determination as to holding the Option or Incentive Shares.

7.                                      The Grantee understands that there are substantial restrictions on the transferability of the Option and Incentive Shares and that on the date of the Agreement and for an indefinite period thereafter there will be no public market for the Option or Incentive Shares and, accordingly, it may not be possible for the Grantee to liquidate his or her investment in case of emergency, if at all.  In addition, the Grantee understands that the Agreement and Shareholders’ Agreement contain substantial restrictions on the transferability of the Option and Incentive Shares and provide that, in the event that the conditions relating to the transfer of the Option or any Incentive Shares in such document has not been satisfied, the holder shall not transfer the Option or any such Incentive Shares, and unless otherwise specified the Company will not recognize the transfer of the Option or any such Incentive Shares on its books and records or issue any share certificates representing the Option or any such Incentive Shares, and any purported transfer not in accordance with the terms of the Agreement or the Shareholders’ Agreement shall be void.  As such, Grantee understands that: a restrictive legend or legends in a form to be set forth in the Agreement and the Shareholders’ Agreement will be placed on the certificates representing the Option and Incentive Shares; a notation will be made in the appropriate records of the Company indicating that each of the Option and Incentive Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Option and Incentive Shares; and the Grantee will sell, transfer or otherwise dispose of the Option or Incentive Shares only in a manner consistent with its representations set forth herein and then only in accordance with the Agreement and the Shareholders’ Agreement.

8.                                      The Grantee understands that (i) neither the Option nor the Incentive Shares may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, (ii) the Option and Incentive Shares have not been registered under the Securities Act; (iii) the Option and Incentive Shares must be held indefinitely and he or she must continue to bear the economic risk of holding the Option and Incentive Shares unless such Option and Incentive Shares are subsequently registered under the Securities Act or an exemption from such registration is available; (iv) the Grantee is prepared to bear the economic risk of holding the Option and Incentive Shares for an indefinite period of time; (v) it is not anticipated that there will be any public market for the Option or Incentive Shares; (vi) the Option and Incentive Shares are characterized as “restricted securities” under the U.S. federal securities laws; and (vii) the Option and Incentive Shares may not be sold, transferred or otherwise disposed of except in compliance with federal, state and local law.

9.                                      The Grantee understands that an investment in the Option or Incentive Shares is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment.  In that regard, the Grantee understands that his or her holding the Option and Incentive Shares involves a high degree of risk of loss.  The Grantee acknowledges that: (i) he or she has adequate means of providing for his or her current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) his or her commitment to investments which are not readily marketable is not disproportionate to his or her net worth; and (iii) his or her holding the Option and Incentive Shares will not cause his or her overall financial commitments to become excessive.

10.                               The Grantee has completed and signed the Accredited Investor Certificate attached hereto as Schedule 1.

Schedule 1 to Exhibit B

Accredited Investor Certificate

I, [Name of Grantee],  hereby certify that, as of the date hereof, I fall within the following categor(y)(ies):  (Capitalized terms used herein have the meanings ascribed to them in the Option Grant Award Agreement, dated [    ], 201[ ], among Lantheus MI Holdings Inc., and the undersigned.)

(check all that apply)

•                                         A director or executive officer* of Lantheus MI Holdings, Inc.

*An executive officer means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the company concerned.  Executive officers of subsidiaries may be deemed executive officers of a company if they perform such policy making function for the company concerned.

•                                         A person whose individual net worth, or joint net worth with my spouse, at the time of purchasing the Restricted Shares, exceeds $1,000,000.

•                                         A person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have a reasonable expectation of reaching the same income level in the current year.

Dated: , 201[ ]

Name: [Name of Grantee]

EXHIBIT C

Share Power

IRREVOCABLE STOCK POWERS

LANTHEUS MI HOLDINGS, INC.

FOR VALUE RECEIVED, [Name of Grantee] does hereby sell, assign and transfer unto                                                                           Shares of Common Stock of Lantheus MI Holdings, Inc., par value $0.001, represented by Certificate No.        herewith and does hereby irrevocably constitute and appoint                                              attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated:

By:

[Name of Grantee]

EXHIBIT D

Joinder Agreement

JOINDER TO SHAREHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Amended and Restated Shareholders’ Agreement, dated as of February 26, 2008 (as the same shall be amended, supplemented or modified from time to time, the “Shareholders’ Agreement”) among (i) Lantheus MI Holdings, Inc., a Delaware corporation, (ii) Avista Capital Partners, LP, Avista Capital Partners (Offshore), LP, and ACP-Lantern Co-Invest LLC, and (iii) certain other Persons listed on Schedule A attached thereto, as the same may be updated from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders’ Agreement as of the date hereof.  The Joining Party (i) shall have all of the rights and obligations of a “Shareholder” under the Shareholders’ Agreement and (ii) shall be deemed a “Management Shareholder” and be subject to all of the terms, conditions, limitations and restrictions applicable thereto under the Shareholders’ Agreement, in each case, as if it had executed the Shareholders’ Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: , 201[ ]

[Name of Grantee]

Address for Notices: